UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

MOUNTAIN WEST BUSINESS SOLUTIONS, INC.
(Name of small business issuer in its charter)
__________________

Colorado	5020	20-5566275
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9844 W Powers Cir
Littleton CO, 80123
720-404-7882
 (Address and telephone number of principal executive offices and principal place of business)

Matthew Milonas
9844 W Powers Cir
Littleton CO, 80123
720-404-7882
 (Name, address and telephone number of agent for service)

Copies to: With a Copy to:
David J. Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Avenue
Greenwood Village, Colorado 80111
Office(303) 793-0304
Fax (303) 409-7650
Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ❒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value	902,500	$0.25	$225,625	$30.00

Total	902,500	$0.25	$225,625	$30.00
_______________
    (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

Subject to Completion, dated October ____, 2007

MOUNTAIN WEST BUSINESS SOLUTIONS, INC.

902,500  Shares of Common Stock
Par Value $0.001 Per Share

This prospectus relates to the offering by the selling stockholders of Mountain West Business Solutions, Inc. of up to 902,500 shares of our common stock, par value $0.001 per share.  We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $0.25 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares  at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is quoted on the Pink Sheets under the symbol, “MWBN.”

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 5, 2007, as amended February 12, 2008.

SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Mountain West,” “we,” “us,” and “our,” refer to Mountain West Business Solutions, Inc., a Colorado corporation.

Our Company

Our proposed business is to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies. We were incorporated on August 31, 2006. Our original focus will be in the Denver, Colorado metropolitan area, but we may expand nationwide. At the present time, we have no active operations and are developing our business plan. We plan to sell our services to small and medium-sized business clients. At the present time, we have no plans to raise any additional funds within the next twelve months. Any working capital will be expected to be generated from internal operations or from funds which may be loaned to us by Mr. Milonas, our President. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. However, we reserve the right to examine possible additional sources of funds, including, but not limited to, equity or debt offerings, borrowings, or joint ventures. No market surveys have ever been conducted to determine demand for our services. Therefore, there can be no assurance that any of our objectives will be achieved.

In April, 2007, we completed a registered offering of our common shares under the provisions of the Colorado securities laws and under an exemption from the federal securities laws. We raised a total of $29,500 in this offering and sold a total of 118,000 shares.

We have not been subject to any bankruptcy, receivership or similar proceeding.

Our address is 9844 W. Powers Circle, Littleton CO, 80123.  Our telephone number is (720) 404-7882.

This Prospectus

We have undertaken several transactions the result of which has been the issuance of shares that have restrictions on their transferability.  In order to provide those investors with liquidity for their shares, we are filing with the SEC this prospectus as part of a registration statement to register those securities.  We will not receive any proceeds from any sales of these shares.

THE OFFERING

Common stock currently outstanding	9,445,500 shares(1)
Common stock offered by the selling stockholders	902,500 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.
________________

    (1)Shares of common stock outstanding as of February 12,, 2008 .

RISK FACTORS

You should carefully consider the following risk factors, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein.  You should also be aware that the risks described below may not be the only risks relevant to your determination. Instead, these are the risks that we believe most material to your decision.

We are recently formed, have no operating history, and have never been profitable.  We have negative retained earnings.

We were formed as a Colorado business entity in August, 2006. At the present time, we are a development stage company which is only minimally capitalized, has not engaged in any substantial business activity, and has no successful operating history. There can be no guarantee that we will ever be profitable. From our inception on August 31, 2006 through July 31, 2007, we generated no revenue. We had a net loss of $13,122 for this period. At July 31, 2007 we had a negative stockholders’ equity of $13,122

Because we had incurred operating losses from our inception, our accountants have expressed doubts about our ability to continue as a going concern.

For the period ended July 31, 2007, our accountants have expressed doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to begin active operations;

•	our ability to locate clients who will purchase our services; and

•	our ability to generate revenues.

Based upon current plans, we may incur operating losses in future periods because we may, from time to time, be incurring expenses but not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

We have a lack of liquidity and will need additional financing in the future. Additional financing may not be available when needed, which could delay our development or indefinitely postponed.

We are only minimally capitalized. Because we are only minimally capitalized, we expect to experience a lack of liquidity for the foreseeable future in our proposed operations. We will adjust our expenses as necessary to prevent cash flow or liquidity problems. However, we expect we will need additional financing of some type, which we do not now possess, to fully develop our operations. We expect to rely principally upon our ability to raise additional financing, the success of which cannot be guaranteed. We will look at both equity and debt financing, including loans from our principal shareholder. However, at the present time, we have no definitive plans for financing in place, other than the funds which may be loaned to us by Mr. Milonas, our President. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. To the extent that we experience a substantial lack of liquidity, our development in accordance with our proposed plan may be delayed or indefinitely postponed, our operations could be impaired, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

As a company with no operating history, we are inherently a risky investment.

We have no operating history. Because we are a company with no history, the operations in which we engage in, business consulting, is an extremely risky business. An investor could lose his entire investment.

Our operations are subject to our ability to successfully market our services. We have no substantial history of being able to successfully market our services.

Our operations will depend, among other things, upon our ability to develop and to market our business consulting practice to clients. Further, there is the possibility that our operations will not generate income sufficient to meet operating expenses or will generate income, if any, at rates lower than those anticipated or necessary to sustain the investment. An investor could lose his entire investment.

There are factors beyond our control which may adversely affect us.

Our operations may also be affected by factors which are beyond our control, principally general market conditions and changing client preferences.  Any of these problems, or a combination thereof, could have affect on our viability as an entity. We may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

Intense competition in our market could prevent us from developing revenue and prevent us from achieving annual profitability. In either situation, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

We plan to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies. The barriers to entry are not significant. More importantly, we face strong competitors in all areas of our business. All aspects of our business are highly competitive. All of our competitors are larger than us and have greater financial resources than we do. All of our competitors have substantially greater experience in management consulting with regard to every area in which we plan to provide service. Competition with these companies could make it difficult, if not impossible for us to compete, which could adversely affect our results of operations. Competition from larger and more established companies is a significant threat and is expected to remain so for us.

 Any competition may cause us to fail to gain or to lose clients, which could result in reduced or non-existent revenue. Competitive pressures may impact our revenues and our growth.

Our success will be dependent upon our management’s efforts. We cannot sustain profitability without the efforts of our management.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Mr. Milonas, our President, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors, including Mr. Milonas. We have not obtained key man life insurance on the lives of any of our officers or directors.

Our stock price may be volatile, and you may not be able to resell your shares at or above the public sale price.

There has been, and continues to be, a limited public market for our common stock. Although our common stock is quoted in the Pink Sheets, an active trading market for our shares has not, and may never develop or be sustained. If you purchase shares of common stock, you may not be able to resell those shares at or above the initial price you paid. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

*	actual or anticipated fluctuations in our operating results;

*	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

*	changes in market valuations of other consulting service oriented companies, particularly those that market services such as ours;

*	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

*	introduction of product enhancements that reduce the need for our services;

*	the loss of one or more key clients; and

*	departures of key personnel.

Of our total outstanding shares as of July 31, 2007, a total of 9,270,000, Or approximately 99%, will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

Because our stock is traded on the Pink Sheets, it has a limited public trading market. As a result, it may be difficult or impossible for you to liquidate your investment.

While our common stock currently is listed for trading, we have had only a few trades. We are quoted on the Pink Sheets. We cannot assure that such a market will improve in the future, even if our securities are listed on the NASD Bulletin Board. The NASD Bulletin Board requires that we be a reporting company under the Securities Exchange Act of 1934. However, we cannot guarantee that we will be accepted for listing on the NASD Bulletin Board. Further, we cannot assure that an investor will be able to liquidate his investment without considerable delay, if at all. If a more active market does develop, the price may be highly volatile. Our limited operating history, lack of profitability, negligible stock liquidity, potential extreme price and volume fluctuations, and regulatory burdens may have a significant impact on the market price of the common stock. It is also possible that the relatively low price of our common stock may keep many brokerage firms from engaging in transactions in our common stock.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently quoted on the Pink Sheets.  Since our common stock continues to trade well below $5.00 per share, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock

Buying low-priced penny stocks is very risky and speculative.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

Resale Limitations imposed by most states will limit the ability of our shareholders to sell their securities unless they are Colorado residents.

The only state in which we plan to register this offering is Colorado. As a result, our selling shareholders may be limited in the sale of their Shares. The laws of most states require either an exemption from prospectus and registration requirements of the securities laws to sell their shares or registration for sale by this prospectus. These restrictions will limit the ability of non-residents of Colorado to sell the securities. Residents of other states must rely on available exemptions to sell their securities, such as Rule 144, and if no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time. Shareholders of states other than Colorado should consult independent legal counsel to determine the availability and use of exemptions to re-sell their securities.

We do not expect to pay dividends on common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).   This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

       These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders will sell their shares at the initial offering price of $0.25 per share until the shares are traded on the OTC Bulletin Board or a national securities exchange, at which point the selling shareholders may sell the registered shares at  the prevailing market price for the shares at the time of sale. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders

    As of February 12, 2008, there were 71 record holders of our common stock and there were 9,445,500 shares of our common stock outstanding.

Market Information

            Our shares of common stock are quoted on the Pink Sheets under the trading symbol MWBN. The shares became trading on September 10, 2007 but there is no extensive history of trading. The bid and asked price has been $ 0.15 and $ 0.35 during the entire time the shares have been quoted. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Equity Compensation Plan Information

            We have no outstanding stock options or other equity compensation plans.

The Securities Enforcement and Penny Stock Reform Act of 1990

           The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure and documentation related to the market for penny stock and for trades in any stock defined as a penny stock. Unless we can acquire substantial assets and trade at over $5.00 per share on the bid, it is more likely than not that our securities, for some period of time, would be defined under that Act as a "penny stock." As a result, those who trade in our securities may be required to provide additional information related to their fitness to trade our shares. These requirements present a substantial burden on any person or brokerage firm who plans to trade our securities and would thereby make it unlikely that any liquid trading market would ever result in our securities while the provisions of this Act might be applicable to those securities.

           Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

-	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-
contains a description of the broker's or dealer's duties to the customer  and of the rights and remedies available to the customer with respect to a  violation to such duties or other requirements of the Securities Act of  1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-	contains a toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;
-	the compensation of the broker-dealer and its salesperson in the transaction;
-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

Once our registration statement has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

           The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303)573-1000.

Dividend Policy

 We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS

       This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

       The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

The following table provides selected financial data about us from inception (August 31, 2006) through July 31, 2007 For detailed financial information, see the audited Financial Statements included in this prospectus.

Balance Sheet Data: at July 31,2007

Cash	$14,895
Total assets	$14,895
Total liabilities	$1,500
Shareholders' equity	$28,970

Operating Data: at July 31,2007

Revenues	$-0-
General and administrative expenses	$13,122
Net Income(Net Loss)	$13,122

Results of Operations.

From our inception on August 31, 2006 through July 31, 2007, we generated no revenue. As a result we have no operating history upon which to evaluate our business. In addition, we have a history of losses. We had a net loss of $13,122 for this period. At July 31, 2007 we had a negative stockholders equity of $13,122.

Our accountants have expressed doubt about our ability to continue as a going concern as a result of our history of net loss. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop a management consulting practice with regard to accounting, computer and general business issues for small and home-office based companies and our ability to generate revenues.

Operating expenses, which consisted solely of general and administrative expenses for the period from August 31, 2006 through July 31, 2007 was $13,122. The major components of general and administrative expenses include consulting fees, accounting expenses and stock transfer fees.

As a result of the foregoing, we had a net loss of $13,122 for the period from August 31, 2006 through July 31, 2007.

We currently have no revenue but continue to develop our plan to market a management consulting practice with regard to accounting, computer and general business issues for small and home-office based companies.

Because we do not pay salaries, and our major professional fees have been paid for the year, operating expenses are expected to remain fairly constant.

To try to operate at a break-even level based upon our current level of proposed business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services or products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources.

As of July 31, 2007, we had cash or cash equivalents of $14,895.

Net cash used for operating activities was $3,122 from our inception on August 31, 2006 through July 31, 2007.

Cash flows from investing activities were $-0- from our inception on August 31, 2006 through July 31, 2007.

Cash flows provided by financing activities were $18,017 from our inception on August 31, 2006 through July 31, 2007.  These cash flows were all related to sales of stock and deferred offering costs.

Over the next twelve months we do not expect any material our capital costs to develop operations. We plan to buy office equipment to be used in our operations.

We believe that we have sufficient capital in the short term for our current level of operations. This is because we believe that we can attract sufficient product sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources would be needed to expand into additional locations, which we have no plans to do at this time. We do not anticipate needing to raise additional capital resources in the next twelve months In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

Our principal source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy, particularly the economy in Denver, Colorado. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop a management consulting practice with regard to accounting, computer and general business issues for small and home-office based companies and our ability to generate revenues.

 In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation.

At the present time, we have no operations or cash flow. We will adjust our expenses as necessary to prevent cash flow or liquidity problems. We are not presently in default or breach on any indebtedness. At the present time, we have no trade payables or judgments.

Currently, we are in the development stage and have not begun active operations. In the next six months, we plan to develop clients for our services.  At the present time, we have no definitive agreement in place with any client. We do not anticipate an extensive capital costs in developing our cash flow.

Our principal cost will be marketing our services. At this point, we do not know the scope of our potential marketing costs but will use our existing resources to market our services. Our resources consist of our available cash and advances from Mr. Milonas, who has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

We believe that once we begin generating revenues, we can become profitable within one year, given sufficient sales. We believe that the timing of the completion of the milestones needed to become profitable can be achieved as we are presently organized with sufficient business.

Other than the shares offered by our last offering and advances from Mr. Milonas, no other source of capital has been identified or sought.

If we are not successful in our proposed operations we will be faced with several options:

1.	Cease operations and go out of business;

2.	Continue to seek alternative and acceptable sources of capital;

3.	Bring in additional capital that may result in a change of control; or

4.	Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources

Currently, we believe that we have sufficient capital or access to capital to implement our proposed business operations or to sustain them for the next twelve months. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

If we can sustain profitability, we could operate at our present level indefinitely.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Proposed Milestones to Implement Business Operations

At the present time, we are located in one location in Littleton, Colorado. To try to operate at a break-even level based upon our level of proposed business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we may need to raise additional funds. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

The results of our proposed operations will depend, among other things, upon our ability to successfully provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies.  Further, there is the possibility that our proposed operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain the investment. Our operations may also be affected by factors which are beyond our control, principally general market conditions and changing client preferences.  Any of these problems, or a combination thereof, could have affect on our viability as an entity. We may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

      It should be noted that we do not have any history of operations and have not yet generated revenues. We are in the process of developing operations. During the first six months of 2008 we plan to market our services through the contacts of our President, Mr. Milonas. We may also use newspaper advertising. However, we primarily plan to rely on the possibility of referrals from clients and will strive to satisfy our clients. We believe that referrals will be an effective form of advertising because of the quality of service that we bring to clients. We believe that satisfied clients will bring more and repeat clients.

To the extent that management is unsuccessful in keeping expenses in line with income, failure to affect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger. We have no plans for any type of business combination.

We were profitable in our most recent six month period. We believe that we can be profitable or at break even at the end of the current fiscal year, assuming sufficient sales. Based upon our current plans, we have adjusted our operating expenses so that cash generated from operations and from working capital financing is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2007 for working capital purposes.

We believe that we can be profitable or at break even at the end of the current fiscal year, assuming sufficient revenues. Based upon our current plans, we have adjusted our operating expenses so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Mr. Milona has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. Otherwise, no commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

In the next 12 months, we do not intend to spend any material funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements.

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality.

We do not expect our revenues to be impacted by seasonal demands for our services.

DESCRIPTION OF BUSINESS
General

Our proposed business is to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies. We were incorporated on August 31, 2006. Our original focus will be in the Denver, Colorado metropolitan area, but we may expand nationwide. At the present time, we have no active operations and are developing our business plan. We plan to sell our services to small and medium-sized business clients. At the present time, we have no plans to raise any additional funds within the next twelve months. Any working capital will be expected to be generated from internal operations or from funds which may be loaned to us by Mr. Milonas, our President. In the event that we need additional capital, Mr. Milonas has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. However, we reserve the right to examine possible additional sources of funds, including, but not limited to, equity or debt offerings, borrowings, or joint ventures. No market surveys have ever been conducted to determine demand for our services. Therefore, there can be no assurance that any of our objectives will be achieved.

In April, 2007, we completed a registered offering of our common shares under the provisions of the Colorado securities laws and under an exemption from the federal securities laws. We raised a total of $29,500 in this offering and sold a total of 118,000 shares.

We have not been subject to any bankruptcy, receivership or similar proceeding.

       Our address is 9844 W. Powers Circle, Littleton CO, 80123.  Our telephone number is (720) 404-7882.

Organization

We are comprised of one corporation. All of our operations are conducted through this corporation.

Operations

At the present time, we  have no active operations. Our plan is to sell our services to small and medium-sized business clients. The results of our operations will depend, among other things, upon the ability of ours to develop clients for its business consulting practice. Further, there is the possibility that our proposed operations will not generate income sufficient to meet operating expenses or will generate income, if any, at rates lower than those anticipated or necessary to sustain the investment.

We plan to initially operate out of our office in Littleton, Colorado. This is also the home of our President and largest shareholder.

We plan to offer small office/home office business owners technical help for their accounting issues, computers, and general business issues. We plan to offer three main services: Hourly consulting; retainer contracts for specific skills, and project consulting.

Hourly. We expect this to be the less traditional sort of short term assignment helping a client solve a problem. This form of service would include both emergency and non-emergency assistance.

      Retainer. We see this as the more traditional form of consulting, including regular business maintenance, statements, returns and filings. These services would include traditional management consulting with regard to accounting, computers and general business.

Project. We see sees this to include such things as consulting on major purchases, computer system/network installation and testing, and major disaster recovery for computers.

We have begun initially marketing our services but have no definitive arrangements at the present time. We plan to utilize the expertise and existing business relationships of our principal officer, Mr. Milonas to develop our opportunities. We plan to advertise in local newspapers and to use the contacts of Mr. Milonas to develop our business. All operational decisions will be made solely by Mr. Milonas.

It should be noted, however, that we do not have any extensive history of operations. To the extent that management is unsuccessful in keeping expenses in line with income, failure to affect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger.

Markets

           Our original focus will be in the Denver, Colorado metropolitan area. However, we may expand nationwide if we are successful. We have no plans for any expansion at this time. No market surveys have ever been conducted to determine demand for our services. Therefore, there can be no assurance that any of our objectives will be achieved.

Our initial marketing plan is to focus completely on developing a client base. We believe that the primary reason that clients would buy from us rather than competitors would be the existing relationships that exist. We believe that client loyalty and satisfaction can be the basis for success in this business. Therefore, we plan to develop and expand on already existing relationships to develop a competitive edge.

Clients and Competition

We plan to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies. The barriers to entry are not significant. More importantly, we face strong competitors in all areas of our business. All aspects of our business are highly competitive. All of our competitors are larger than us and have greater financial resources than we do. All of our competitors have substantially greater experience in management consulting with regard to every area in which we plan to provide service. Our principal effort at this point will be to develop a client base. No single company currently dominates this business.

Competition with these companies could make it difficult, if not impossible for us to compete, which could adversely affect our results of operations. Competition from larger and more established companies is a significant threat and is expected to remain so for us. Any competition may cause us to fail to gain or to lose clients, which could result in reduced or non-existent revenue. Competitive pressures may impact our revenues and our growth.

Our initial marketing plan is to focus completely on developing a client base. We believe that the primary reason that clients would buy from us rather than competitors would be the existing relationships that exist. We believe that client loyalty and satisfaction can be the basis for success in this business. Therefore, we plan to develop and expand on already existing relationships to develop a competitive edge..

Generally, the consulting business is very dynamic and subject to sudden change. There appear to be three main classes of competition, the largest of which consists of individual proprietors and smaller consulting firms such as us. The first class consists of in-house consultants, who are usually employed by larger companies that can afford the fixed cost of a salaried or hourly employee. The second class consists of individual proprietors & smaller consulting firms. We believes that this is our largest potential competitor group. The third class consists of larger consulting firms that specialize in providing total business services to larger companies that choose to outsource.

Almost all of the companies in this industry have greater resources and expertise than we do. Our principal effort at this point will be to develop a client base. No single company currently dominates this business.

Backlog

At July 31, 2007, we had no backlogs.

Employees

           We have one full-time employee: Mr. Matthew Milonas, our President. Mr. Milonas does not draw a salary or receive any other kind of compensation. However, we reimburse our employee for all necessary and customary business related expenses.  We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.  We do not pay our Directors separately for any Board meeting they attend.

Proprietary Information

           We own no proprietary information.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have never spent any amount in research and development activities.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

DESCRIPTION OF PROPERTY

We currently occupy approximately 500 square feet of office and retail space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge. This space is considered to be sufficient for us at the present time. We also own several items of office equipment and may acquire additional equipment in the future but have no plans to do so at this time.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he or she has served as such, and the business experience during at least the last five years:

Name	Age	Positions and Offices Held

Matthew Milonas	39	President, Treasurer, Director
Robert G. Ferreira	46	Secretary and Director

       Mr. Milonas has been our President, Treasurer and a Director since our inception. Since 2006, he has also been a manager in the internal controls department of Verizon Business, specializing in Sarbanes-Oxley matters. He was a special projects manager for MCI from February, 2005 to 2006. From September, 2003 to January, 2005, he was a business analyst with GE Access-Quovadx, Inc. From November, 2002 to October, 2003, he was Assistant Controller and Human Resources Manager for International Marble and Granite, Inc. He served as Chief Financial Officer of DSSG, LLC from 2001 to 2002 and as Chief Financial Officer of FSOC. Inc. from 1996 to 1998, both restaurant chains based in Colorado. Additionally he has served as Controller for the Colorado Convention Center from 1991 to 1996, Brass Smith, Inc. from 1998 to 2001, a large manufacturing firm, and for IMG from 2002 to 2003, a large natural stone importer all which are all based in Denver, Colorado.  Mr. Milonas additionally has worked for INVESCO Funds as a staff auditor (1992-1994).  He was also a Director of Inform World Wide Holdings, Inc., a public company.  Mr. Milonas holds a Bachelor of Arts degree from Ft Lewis College, with a minor in psychology from Colorado State University.

Mr. Ferreira has been our Secretary and a Director since our inception. He has been the beverage director for Sonoda’s restaurants in the Denver area for the past 11 years.  Prior to that time, he was the beverage director for Service America at the Colorado Convention Center. He graduated with a BA in media from Worcester State College in Worcester Massachusetts in 1983.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

       The following sets forth the number of shares of our $.0.001 par value common stock beneficially owned by (i) each person who, as of February 12 , 2008, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 9,445,500 common shares were issued and outstanding as of February 12 , 2008.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership(1)(2)	Class

Matthew Milonas	8,500,000	89.9%
9844 W Powers Cir
Littleton CO, 80123

Robert G. Ferreira	15,000	0.01%
9844 W Powers Cir
Littleton CO, 80123

All Officers and Directors as a Group	8,515,000	90%
(two persons)
_______________

   (1) All ownership is beneficial and of record, unless indicated otherwise.
   (2) The Beneficial owner has sole voting and investment power with respect to the shares shown.

Executive Compensation

Our officers and directors do not receive any compensation for their services rendered to us, nor have they received such compensation in the past.  As of the date of this registration statement, we have no funds available to pay the officers and directors.  Further, the officers and directors are not accruing any compensation pursuant to any agreement with us. We have no plans to pay any compensation to our officers or directors in the future.

 None of our officers and directors will receive any finder’s fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently occupy approximately 500 square feet of office and retail space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge.

DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares of Common Stock, par value $.0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share, to have such classes and preferences as our Board of Directors may determine from time to time. As of February 12, 2008 , we had 9,445,500 shares of Common Stock issued and outstanding. No Preferred Stock has been issued or is outstanding as of the date hereof.

Common Stock

The holders of Common Stock have one vote per share on all matters (including election of Directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of our liquidation, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities, whatever they may be. We may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but we have paid no cash dividends on our Common Stock.

Preferred Stock

Under the Articles of Incorporation, the Board of Directors has the authority to issue non-voting Preferred Stock and to fix and determine its series, relative rights and preferences to the fullest extent permitted by the laws of the State of Colorado and such Articles of Incorporation. As of the date of this
Registration Statement, no shares of Preferred Stock are issued or outstanding. The Board of Directors has no plan to issue any Preferred Stock in the foreseeable future.

Dividends

We do not expect to pay dividends.  Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of our Board of Directors.  We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

SELLING SECURITY HOLDERS

      The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering

Ameritrade Inc.	2,000	2,000	-0-	0%
Brooke N. Andler	2,000	2,000	-0-	0%
David J. Armstrong	2,000	2,000	-0-	0%
Janice Armstrong	2,000	2,000	-0-	0%
Mark A. Baer	2,000	2,000	-0-	0%
Eric Baumgart	2,000	2,000	-0-	0%
Linda Benz	2,000	2,000	-0-	0%
Brad P. Benz	2,000	2,000	-0-	0%
Rodney G. Blackford	2,000	2,000	-0-	0%
Jeff Blochowitz and Holly Blochowitz	2,000	2,000	-0-	0%
Robert A. Bolton	2,000	2,000	-0-	0%
Gina M. Bolton	2,000	2,000	-0-	0%
D. Scott Borone	2,000	2,000	-0-	0%
John Paul Buttermore	2,000	2,000	-0-	0%
Scott A. Caschette	2,000	2,000	-0-	0%
Vicki K. Caschette	2,000	2,000	-0-	0%

Jim Cowing	2,000	2,000	-0-	0%
Cindy Cowing	2,000	2,000	-0-	0%
Tamela J. Cox	2,000	2,000	-0-	0%
Jennifer E. Downing	2,000	2,000	-0-	0%
Cecelia Gubbins or Jim Gubbins	1,000	1,000	-0-	0%
Richard J. Hall	2,000	2,000	-0-	0%
Catherine A. Hall	2,000	2,000	-0-	0%
Caden Hanke	2,000	2,000	-0-	0%
Carolyn Jansing	2,000	2,000	-0-	0%
Hollis and/or Wanda Keith	2,000	2,000	-0-	0%
William M. Kisic	2,000	2,000	-0-	0%
Karen A. Kisic	2,000	2,000	-0-	0%
Renee Kobey	2,000	2,000	-0-	0%
Bruce E. Kobey	2,000	2,000	-0-	0%
Daniel J. Leger	2,000	2,000	-0-	0%
Robert C. Loewen(3)	4,000	4,000	-0-	0%
Anisha Malhotra	2,000	2,000	-0-	0%
Deepak Malhotra	2,000	2,000	-0-	0%
Jyotisna Malhotra	2,000	2,000	-0-	0%
Katie McIntyre	2,000	2,000	-0-	0%
Rick E. Murphy	2,000	2,000	-0-	0%
Dennis C. Murphy and/or Deanne Murphy	87,000	87,000	-0-	0%
Sheila Sullivan-Myers	2,000	2,000	-0-	0%
Melissa Myers	2,000	2,000	-0-	0%
Ashley Myers	2,000	2,000	-0-	0%
David A. Myers	2,000	2,000	-0-	0%
John P. Ryan and/or Julie D. Ryan	1,000	1,000	-0-	0%
Jerry Schempp	4,500	4,500	-0-	0%
Brian T. Schempp	2,000	2,000	-0-	0%
Kurt D. Schuman	2,000	2,000	-0-	0%
Eric G. Schuman	2,000	2,000	-0-	0%
Emma C. Schuman	2,000	2,000	-0-	0%
Ellie C. Schuman	2,000	2,000	-0-	0%
Benjamin R. Schuman	2,000	2,000	-0-	0%
Wendy C. Schuman	2,000	2,000	-0-	0%
Calvin L. Stegink	2,000	2,000	-0-	0%
Carol L. Stegink	2,000	2,000	-0-	0%
Kent Sump	2,000	2,000	-0-	0%
Brian M. Sump	2,000	2,000	-0-	0%
Larence S. Tomek	2,000	2,000	-0-	0%
Rosemarie Wilkinson	2,000	2,000	-0-	0%
Mickey Wilkinson	2,000	2,000	-0-	0%
Boyd Wilkinson	2,000	2,000	-0-	0%
Sonja Gouak	10,000	10,000	-0-	0%
JD Kish	15,000	15,000	-0-	0%
Laura Murphy	10,000	10,000	-0-	0%
Mark Jones	66,000	66,000	-0-	0%
Judith Jones	109,000	109,000	-0-	0%
Robert Ferreira	15,000	15,000	-0-	0%
Edwards Investments, LLC(4)	250,000	250,000	-0-	0%
David Wagner& Assoc PC(5)	250,000	250,000	-0-	0%
Kajun Corp(6)	15,000	15,000	-0-	0%
Matthew Milonas	75,000	75,000	8,425,000	89.2%
Total	902,500	902,500

 ________________________

(1)
All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of February 12, 2008 , based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.
(3)	Includes 2,000 shares owned of record by the Robert C. Loewen Family Trust.
(4)	This company is owned by John Edelmann.
(5)	The company is owned by David Wagner.
(6)	Kajen Corp. is a Nevada corporation owned by Mr. Sol Dichter.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $0.25 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

LEGAL MATTERS

The validity of the shares of common stock to be sold in the offering will be passed upon for us by the law firm of David Wagner & Associates, P.C. This firm owns 250,000 shares of our common stock.

EXPERTS

Our financial statements from inception (August 31, 2006) through July 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Ronald R. Chadwick, P.C., of Aurora, Colorado, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

    We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

The consolidated financial statements of Mountain West Business Solutions, Inc. commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

Mountain West Business Solutions, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

For the period August 31, 2006 (Inception) Through July 31, 2007

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mountain West Business Solutions, Inc.
Wheat Ridge, Colorado

I have audited the accompanying balance sheet of Mountain West Business Solutions, Inc. (a development stage company) as of July 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from August 31, 2006 (inception) through July 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mountain West Business Solutions, Inc. as of July 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from August 31, 2006 (inception) through July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                            /s/ Ronald R. Chadwick, P.C.
September 13, 2007                                                                  RONALD R. CHADWICK, P.C.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Balance Sheet
as of July 31, 2007

ASSETS

Current Assets - Cash	$14,895

TOTAL ASSETS	$14,895

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Cuurent liabilities - Accounts payable	$1,500

TOTAL LIABILITIES	$1,500

SHAREHOLDERS' EQUITY
Preferred stock, par value $.10 per share; Authorized
1,000,000 shares; issued and outstanding -0- shares.	-

Common Stock, par value $.001 per share; Authorized
50,000,000 shares; issued and outstanding 9,388,000 shares.	9,388

Capital paid in excess of par value	17,129

Retained earnings (deficit)	(13,122)

TOTAL SHAREHOLDERS' EQUITY	13,395

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,895

The accompanying notes are an integral part of these financial statements.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Statement of Operations
For the period August 31, 2006 (Inception) through July 31, 2007

Revenue	$-

General and administrative expenses

Accounting	1,500
Consulting	8,500
Office	25
Stock transfer fees	3,097

Total expenses	13,122

Net (Loss)	$(13,122)

Basic (Loss) Per Share	(0.00)

Weighted Average Common Shares
Outstanding	9,307,454

The accompanying notes are an integral part of these financial statements.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period August 31, 2006 (Inception) through July 31, 2007

Net (Loss)	$(13,122)
Adjustments to reconcile decrease in net assets to net cash
provided by operating activities:

Stock issued for services	8,500

Increase in accounts payable	1,500

Cash used in operating activities	(3,122)

Cash flows from investing activities:
-

Net cash (used) in investing activities	-

Cash flows from financing activities:
Issuance of common stock	42,000
Deferred offering costs	(23,983)

Net cash provided from financing activities	18,017

Net increase in cash	14,895
Cash at beginning of period	-
Cash at end of period	$14,895

Supplemental disclosure information:
Stock issued for services	$8,500

The accompanying notes are an integral part of these financial statements.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Statement of Shareholders' Equity
As of July 31, 2007

	Number of		Capital Paid	Retained
	Common	Common	in Excess	Earnings
	Shares Issued	Stock	of Par Value	(Deficit)	Total
Balance at August 31, 2006 (Inception)	-	$-	$-	$-	$-

September 1, 2006 issued 8,500,000
shares of par value $.001 common stock
for services valued at or $.001 per share	8,500,000	8,500	-	-	8,500

September 1, 2006 issued 500,000
shares of par value $.001 common stock
for cash of $500 or $.001 per share	500,000	500	-	-	500

December 1, 2006 issued 250,000
shares of par value $.001 common stock
for cash of $10,000 or $.04 per share	250,000	250	9,750	-	10,000

December 19, 2006 issued 20,000
shares of par value $.001 common stock
for cash of $2,000 or $.10 per share	20,000	20	1,980	-	2,000

April 4, 2007 issued 118,000
shares of par value $.001 common stock
for cash of $29,500 or $.25 per share as
part of a private offering	118,000	118	29,382	-	29,500

Deferred offering costs			(23,983)	-	(23,983)

Net (Loss)	-	-	-	(13,122)	(13,122)

Balance at July 31, 2007	9,388,000	$9,388	$17,129	$(13,122)	$13,395

The accompanying notes are an integral part of these financial statements.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Period August 31, 2006 (Inception) Through July 31, 2007

Note 1 - Organization and Summary of Significant Accounting Policies

ORGANIZATION

Mountain West Business Solutions, Inc. (the “Company”), was incorporated in the State of Colorado on August 31, 2006. The Company was formed to provide management consulting with regard to accounting, computer, and general business issues for small and home office based companies. The Company may also engage in any business that is permitted by law, as designated by the board of directors of the Company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents.

Cash paid for interest during the period was $0.  Cash paid for income taxes during the period was $0.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per common share are computed by dividing the net income (loss) for the period by the weighted average number of shares outstanding at July 31, 2007.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Period August 31, 2006 (Inception) Through July 31, 2007

Note 1 - Organization and Summary of Significant Accounting Policies (Continued)

REVENUE RECOGNITION

The Company provides management consulting services. The revenue is recognized when the services have been preformed. As of July 31, 2007 the Company has had no operations.

Note 2 – Basis of Presentation

In the course of its life the Company has had limited operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management filed a Limited Offering Registration with the State of Colorado to acquire capital.  Management believes this will contribute toward its operations and subsequent profitability.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Related Party Events

The Company currently has an office located at an address maintained by the President on a rent free basis.

Note 4 – Capital Stock

The Company authorized 50,000,000 shares of no par value common stock.  Through December 31, 2006, the Company issued a total of 9,270,000 shares raising $12,500.

On September 1, 2006 the Company issued 8,500,000 shares of $.001 par value common stock for services valued at $8,500 or $.001 per share. On September 1, 2006 the Company issued 500,000 shares of $.001 par value common stock for $500 or $.001 per share.

On December 1, 2006 the Company issued 250,000 shares of $.001 par value common stock for $10,000 or $.01 per share.

On December 19, 2006 the Company issued 20,000 shares of $.001 par value common stock for $2,000 or $.10 per share.

Mountain West Business Solutions, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Period August 31, 2006 (Inception) Through July 31, 2007

Note 4 – Capital Stock (continued)

On April 30, 2007 the Company issued 118,000 shares of $.001 par value common stock for $29,500 or $.25 per share as part of a private offering. The Company incurred deferred offering expenses totaling $23,983. These expenses directly reduced the offering proceeds of $29,500 resulting in net funds received of $5,517.

The Company authorized 1,000,000 shares of no par value, preferred stock, to have such preferences as the Directors of the Company may assign from time to time. No preferred stock is either issued or outstanding as of July 31, 2007.

The Company has declared no dividends through July 31, 2007.

Note 5 -  Income Taxes

At July 31, 2007, the Company had a tax loss of $(13,122).  As of July 31, 2007 the Company has fully allowed for these losses in the valuation allowance. The valuation allowance offset the net deferred tax asset for which there is no assurance of recovery.

The net operating loss carry forward will expire in 2027.

PROSPECTUS

November 5, 2007, as amended February 12, 2008.

Until February 13, 2008 (90 days after the date of this prospectus), all dealers affecting transactions in the shares offered by this prospectus — whether or not participating in the offering — may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions .

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of expense	Amount

SEC Registration fee	$30
Accounting fees and expenses	$2,000
Legal fees and expenses	$20,000
Printing expenses	$1,000
Miscellaneous	$970	*

TOTAL	$24,000
___________________

* Estimated.

Item 26.    Recent Sales of Unregistered Securities

On September 1, 2006, we issued the following restricted common shares to the following persons and entities at a price of $0.001 for cash, property, or past services:

Name	Shares Issued
Matthew Milonas	8,500,000
David Wagner & Associates, P.C.	250,000
Edwards Investments, LLC	250,000

Total	9,000,000

On December 1, 2006, we issued the following restricted common shares to the following persons and entities at a price of $0.04 for cash:

Name	Shares Issued
Mark Jones	100,000
Judith Jones	150,000

Total	250,000

On December 19, 2006, we issued the following restricted common shares to the following persons and entities at a price of $0.10 for cash:

Name	Shares Issued
Judith Jones	10,000
Lara Murphy	10,000

Total	20,000

In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Securities Act of 1933 (“Act”) because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments. The exemptions are claimed upon, among other things, certain representations made by the purchasers in connection with the transactions. The purchase price paid by the purchaser’s consideration for the common stock was determined through arm's-length negotiations between the parties.

On January 16, 2007, we filed with the Colorado Division of Securities (the "Division"), Denver, Colorado, a Limited Registration Offering Statement under cover of Form RL pursuant to the Colorado Securities Code, relating to a proposed offering of up to 400,000 Common Shares. The Registration was declared effective by the Division on February 6, 2007. We raised $29,500 and sold a total of 118,000 shares in the offering. We relied on Rule 504 of Regulation D for the federal exemption. The sales were made under Colorado law pursuant to a Disclosure Document under cover of Form RL pursuant to the Colorado Securities Code. We relied upon exemption under Section 3(b) including Rule 504 there under, as amended for all investors because of their close relationship to us, the availability of information, and the filing of a Form D. The shares were sold through our officers and directors.

             Under this offering, we issued the following common shares to the following persons and entities for cash at a price of $0.25 per share as of April 4, 2007:

Name	Number of Shares

Ameritrade Inc.	2,000
Brooke N. Andler	2,000
David J. Armstrong	2,000
Janice Armstrong	2,000
Mark A. Baer	2,000
Eric Baumgart	2,000
Linda Benz	2,000
Brad P. Benz	2,000
Rodney G. Blackford	2,000
Jeff Blochowitz and Holly Blochowitz	2,000
Robert A. Bolton	2,000
Gina M. Bolton	2,000
D. Scott Borone	2,000
John Paul Buttermore	2,000
Scott A. Caschette	2,000
Vicki K. Caschette	2,000

Jim Cowing	2,000
Cindy Cowing	2,000
Tamela J. Cox	2,000
Jennifer E. Downing	2,000
Cecelia Gubbins or Jim Gubbins	1,000
Richard J. Hall	2,000
Catherine A. Hall	2,000
Caden Hanke	2,000
Carolyn Jansing	2,000
Hollis and/or Wanda Keith	2,000
William M. Kisic	2,000
Karen A. Kisic	2,000
Renee Kobey	2,000
Bruce E. Kobey	2,000
Daniel J. Leger	2,000
Robert C. Loewen Family Trust	2,000
Robert C. Loewen	2,000
Anisha Malhotra	2,000
Deepak Malhotra	2,000
Jyotisna Malhotra	2,000
Katie McIntyre	2,000
Rick E. Murphy	2,000
Dennis C. Murphy and/or Deanne Murphy	2,000
Sheila Sullivan-Myers	2,000
Melissa Myers	2,000
Ashley Myers	2,000
David A. Myers	2,000
John P. Ryan and/or Julie D. Ryan	1,000
Jerry Schempp	2,000
Brian T. Schempp	2,000
Kurt D. Schuman	2,000
Eric G. Schuman	2,000
Emma C. Schuman	2,000
Ellie C. Schuman	2,000
Benjamin R. Schuman	2,000
Wendy C. Schuman	2,000
Calvin L. Stegink	2,000
Carol L. Stegink	2,000
Kent Sump	2,000
Brian M. Sump	2,000
Larence S. Tomek	2,000
Rosemarie Wilkinson	2,000
Mickey Wilkinson	2,000
Boyd Wilkinson	2,000

Total	118,000

  On February 8, 2008, we issued the following restricted common shares to the following persons and entities at a price of $0.25 for cash or past services:

Name	Shares Issued
Robert Ferreira	15,000
Kajun Corp	15,000
JD Kish	15,000
Sonja Gouak	10,000
Jerry Schempp	2,500
Total	57,500

In the transaction shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Securities Act of 1933 (“Act”) because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments. The exemption is claimed upon, among other things, certain representations made by the purchasers in connection with the transactions. The purchase price paid by the purchaser’s consideration for the common stock was determined through arm's-length negotiations between the parties.

Item 27.     Exhibits

The following Exhibits are filed with or incorporated by reference to this Registration Statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Description
3.1 *	Articles of Incorporation of Mountain West Business Solutions, Inc.
3.2 *	Bylaws of Mountain West Business Solutions, Inc.
5.1 *	Opinion of David Wagner & Associates, P.C.
23.1 *	Consent of Independent Auditors
23.2 *	Consent of Counsel (See Exhibit 5.1)

* Previously filed.

Item 28.    Undertakings

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 12, 2008 .

MOUNTAIN WEST BUSINESS SOLUTIONS, INC.

By:	/s/ Matthew Milonas
Matthew Milonas, President and Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Matthew Milonas Matthew Milonas	President, Treasurer and Director	February 12, 2008
/s/ Robert G. Ferreira Robert G. Ferreira	Secretary and Director	February 12, 2008